                                                                    EXHIBIT 10.1

                          FINANCIAL ADVISORY AGREEMENT

                                     between

Equidyne Corporation, 400 Burrard Street, 1620, Vancouver, B.C. V6C 3A6, Canada (hereinafter "Equidyne" or "the Principal")

                                       and

MFC MERCHANT BANK SA, Kaserenenstrasse 1, 9100 Herisan (hereinafter "the
Advisor")

WITNESSETH

WHEREAS, Equidyne and the Advisor desire to enter into an agreement for the purposes of having the Advisor provide certain financial advisory services to Equidyne, all as is more fully set out and conditioned below;

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained the parties hereto agree as follows:

                        ARTICLE 1: STATEMENT OF SERVICES

The Advisor hereby agrees to provide the Principal with financial advisory services in the area of investment banking, company research and the sale or purchase of potential assets for and of Equidyne including similar activities such as advise on presale planning process, identify and contact suitable purchasers or vendors, prepare and provide information for purchasers and vendors as required, negotiate sales or purchase pricing and terms, make arrangements for appropriate legal representation, co-ordinate the sale or purchase process with the ongoing legal disputes with other shareholders.

In particular, the Advisor will provide, advice and analysis with regards to the specific assignments given to him verbal or in writing from time to time.

                                 ARTICLE 2: FEES

Asset purchase or asset sale success fee equal to:

5% of the total consideration paid for the acquisition or sale of assets for Equidyne for a value of up to USD 10'000'000.--

7% of the total consideration paid for the acquisition or sale of assets for Equidyne for a value greater than USD 10'000'000.--

A monthly retainer of USD 75'000.-- , payable quarterly in advance for a minimum of 12 months. After the initial period either party can terminate the agreement with 4 month notice.

Equidyne shall reimburse to the Advisor all expenses reasonably incurred in the performance of the Advisor's duties under this Agreement provided that Equidyne receives the relevant vouchers in connection with any claim for reimbursement of expenses.

                        ARTICLE 3: INVOICING AND PAYMENT

The Advisor shall invoice Equidyne for the services performed above on a quarterly basis in advance.

                       ARTICLE 4: DURATION AND TERMINATION

This Advisory Agreement shall remain valid for an initial period of 12 month with a 4 month notice period thereafter. Termination of the agreement by either party at any time has to occur in writing.

                          ARTICLE 5: STATUS OF PARTIES

Neither party shall be deemed to be the agent of the other, nor shall either party have the right or authority to incur any obligation on behalf of the other, it being understood that each party is independent and will not be deemed, other than by operation of law, to be the agent, employee or legal representative of the other, nor shall this agreement be deemed to establish a joint venture, partnership or other legal status making one party liable for the debts or obligations of whatever kind of the other party. The principal shall not be the employee of the Principal and shall not mention to third parties his activities for the Principal.

                           ARTICLE 6: BANKING SECRECY

Equidyne hereby approves that the Advisor, its employees and officers are entitled to release to any third party any and all information in relation to the accounts and deposits of the customer and customers beneficial owners with the Advisor to the extent necessary and appropriate for the realization of any transaction and for the protection of the Advisor interests connected therewith. Equidyne expressly waive the banking secrecy duty of the Advisor in case of a dispute between the Advisor and Equidyne corporation related to any transaction.

                    ARTICLE 7: GOVERNING LAW AND JURISDICTION

This agreement is subject to Swiss law.

The Court of the Republic and Canton of Appenzell Ausserrhoden shall have exclusive jurisdiction over any dispute arising our of or in connection with this agreement. Appeals to the Swiss Federal Supreme Court are reserved.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed into duplicate originals on the date of January 1st, 2004

/s/ Peter Hediger /s/ Michael Haettenschwiler        /s/ Michael Smith
---------------------------------------------        -----------------
              MFC MERCHANT                                EQUIDYNE
                BANK SA                                  CORPORATION